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COMMON STOCK                                                        COMMON STOCK
PAR VALUE $.01                                                   CUSIP 111444105
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                         BROADWAY FINANCIAL CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

                                    SPECIMEN

is the owner of:

 FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.01 PAR VALUE PER SHARE OF
                         BROADWAY FINANCIAL CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                               [SEAL]
                                   President                     Secretary

Countersigned and Registered
American Securities Transfer Incorporated
(P.O. Box 1596, Denver, CO 80201)
Transfer Agent and Registrar

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     The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

     The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least two-thirds of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions, pursuant to the Certificate of Incorporation or to amend certain provisions of the Certificate of Incorporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFTS MIN ACT - _______ custodian _______
                                                        (Cust)           (Minor)


TEN ENT - as tenants by the entireties         under Uniform Gifts to Minors Act
                                               _________________________________
                                                                      (State)

JT TEN -  as joint tenants with right
          of survivorship and not as
          tenants in common

     Additional abbreviations may also be used though not in the above list.

For value received, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFICATION NUMBER OF ASSIGNEE

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

__________________________________ shares of common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED:________________________  ________________________________________________
                                NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:    _______________________________________________________
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                         ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                         STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                         AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                         APPROVED SIGNATURE GUARANTEE MEDALLION
                         PROGRAM), PURSUANT TO S.E.C. RULE 17A-d-15.